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                                                                  Exhibit 10.5.1

                              EXECUTIVE EMPLOYMENT
                          AND NON-COMPETITION AGREEMENT

         This Executive Employment and Non-Competition Agreement, dated as of February 1, 2001, by and between Glacier Corporation (the "Company") and Joseph
A. Oblas (the "Executive"). The Company desires to retain the services of the Executive, and the Executive desires to accept such retention, on the terms and subject to the conditions contained in this Agreement.

         ACCORDINGLY, for good and valuable consideration, the Company and the Executive hereby agree as follows:

         1. Duties. On the terms and subject to the conditions contained in this Agreement, the Executive will be employed as Chief Executive Officer of the Company and shall perform such duties and services consistent with such position as may reasonably be assigned to the Executive from time to time by the Board of Directors of the Company. The Executive shall perform the aforementioned duties at the offices of the Company in Denver, Colorado, provided that the Company may require the Executive to relocate to another facility or replacement space of the Company in or around Denver, Colorado.

         2. Term. Unless sooner terminated in accordance with the applicable provisions of this Agreement, the Executive's employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date hereof (the "Commencement Date") and initially ending three years from the effective date of this Agreement.

         3. Time to be Devoted to Employment. During the Employment Period, the Executive will devote all of the Executive's working time, energies, efforts, interests, and abilities exclusively to the business and affairs of the Company. The Executive will not engage in any other business or activity which, in the reasonable judgment of the Board of Directors of the Company, would conflict or interfere with the performance of the Executive's duties set forth in this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the foregoing shall not prohibit the Executive from (i) pursuing personal investments, and (ii) participating in community affairs, but in each only to the extent that any such activities described in clause (i) and (ii) would not, in the reasonable judgment of the Board of Directors of the Company, conflict or interfere with the performance of the Executive's duties set forth in this Agreement or violate the Executive's covenants in Section 10.

         4. Base Salary; Commission; Benefits. During the Employment Period, the Company shall pay the Executive an initial annual base salary (the "Base
Salary") of $135,000, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to the payment of regular compensation to its executive officers. The Base Salary will be reviewed by the Board of Directors of the Company not less frequently than once per year, and the amount thereof may be adjusted from time to time by the Board of Directors of the Company, but not below the Base Salary set forth herein. During the Employment Period, the Executive will also be entitled to paid vacation to be credited annually and such other benefits as may be made available to other executive officers of the Company generally, including, without limitation, participation in such bonus, health, life and disability insurance programs and retirement or savings plans as the Company may from time to time maintain in
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effect. Any incentive compensation will be agreed upon between the Executive and the Company and shall be set forth in Schedule A hereto.

         5. Reimbursement of Expenses. During the Employment Period, the Company shall reimburse the Executive in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Executive for or on behalf of the Company in connection with the performance of the Executive's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company. Such expenses shall include attorneys' fees and disbursements of Executive in connection with any legal proceedings (including, but not limited to, arbitration), whether or not instituted by the Company or Executive, relating to the interpretation or enforcement of any provision of this Agreement; provided, however, that in the case of any such proceeding to which the Company and the Executive are adverse parties, each party shall bear its own costs unless there is a judicial finding that the action was frivolous or groundless, in which case the losing party shall reimburse the prevailing party for all costs and expenses, including attorneys' fees and disbursements, incurred by the prevailing party in defense or prosecution of any such proceeding. Prior to advancing any costs and expenses to Executive, the Board of Directors shall have the right to obtain an agreement, and to require acceptable security therefor, from Executive requiring him to repay Company for the same should it be determined that Executive is not entitled to payment of such costs and expenses. If the Company is required by this Agreement or applicable law to bear any legal fees relating to an action to which Executive is a party, the Company shall reimburse the Executive such fees if obligated to do so within 30 days after presentation of invoices related thereto. Such invoices may be redacted to preserve attorney-client confidentiality, work product or other applicable privileges.

         6. Disability or Death. If, during the Employment Period, the Executive is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") such that the Executive has been rendered mentally or physically incapable of performing the services required to be performed by the Executive under this Agreement for any period of 120 consecutive days or for an aggregate of 180 days in any period of 360 consecutive days, the Company may, at any time thereafter, at its option, terminate the Executive's employment under this Agreement immediately upon giving the Executive written notice to that effect. In the event of the Executive's death, the Executive's employment hereunder will be deemed terminated as of the date of death. During any period while the Executive is on leave from the Company due to a Disability and is collecting amounts paid under any disability insurance policy or plan, the Base Salary payable to the Executive during such period shall be reduced by such amounts collected or received.

         7. Termination.

                  (a) The Company may terminate the Executive's employment hereunder at any time for "cause" by giving the Executive written notice of such termination. For purposes of this Agreement, "cause" means (i) willful misconduct with respect to the business and affairs of the Company in the written opinion of the Board of Directors, (ii) the failure to follow the lawful directions of the Board of Directors of the Company, including, without limitation, the violation of any material reasonable policy of the Company applicable to the Executive, if such failure or violation continues for ten (10) days after written notice thereof from the Company to the Executive, and, if such failure or violation is curable,


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the Executive fails to cure such failure or violation in the reasonable opinion of the Board of Directors of the Company, or (iii) the material breach of any of the provisions of this Agreement and, if such breach is capable of being cured, the Executive's failure to cure such breach within 15 days of receipt of written notice thereof from the Company, or (iv) the commission of a felony that in the reasonable judgment of the Board of Directors of the Company has had or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, affairs or prospects of the Company or any of its subsidiaries or affiliates, or (v) the commission of an act of fraud or financial dishonesty with respect to the Company or any of its subsidiaries or affiliates in the written opinion of the Board of Directors, or (vi) the commission of any crime that involves moral turpitude or fraud or that otherwise has had or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, affairs or prospects of the Company or any of its subsidiaries or affiliates. Unless otherwise stated in such notice to take effect on a later date in the sole discretion of the Company, a termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby. The Board of Directors shall determine whether any action or omission on the Executive's part constitutes "willful misconduct," provided that, solely for purposes of clause (i) of the first sentence of this Section 7(a), any act or failure to act on the part of the Executive that was taken or omitted by the Executive in good faith and that the Executive reasonably believed to be in the best interest of the Company shall not be considered "willful misconduct."

                  (b) The Company may terminate the Executive's employment hereunder at any time without "cause" by giving the Executive written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of such notice. Termination without cause shall be defined to include termination resulting from or in connection with a material increase or diminishment of Executive's responsibilities without the Executive's prior consent, unless such increase or diminishment in responsibilities is otherwise due to reasons set forth in Section 7(a) above.

                  (c) The Executive may terminate his employment for "cause" with the Company at any time, upon 10 days' written notice and opportunity for the Company to remedy or cure any non- compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, or
(ii) any material diminishment in the duties and responsibilities, working facilities or benefits extended to the Executive by this Agreement.

         8. Effect of Termination.

                  (a) Upon the termination of the Executive's employment under this Agreement by the Executive without cause or for "cause" by the Company pursuant to Section 7(a), neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination (or such shorter period as may be required by applicable law):

                           (i) the unpaid portion of the Base Salary payable to
the Executive pursuant to Section 4, computed on a pro rata basis to the effective date of such termination;


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                           (ii) reimbursement for any expenses for which the
Executive shall not have theretofore been reimbursed, as required by Section 5; and

                           (iii) the unpaid portion of any amounts earned by the
Executive prior to the effective date of such termination pursuant to any employee benefit program maintained by the Company in which the Executive participated during the Employment Period; provided, however, the Executive shall not be entitled to receive any benefits under any such benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company or any of its subsidiaries as of the end of such period.

                  (b) Upon termination of the Executive's employment by the Company under this Agreement without "cause" pursuant to Section 7(b), or by the Executive with "cause" under Section 7(c), neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination (or such shorter period as may be required by applicable law), the following:

                           (i) the payments, if any, referred to in Section 8(a)
above, to the extent not covered by clause (ii) of this Section 8(b); and

                           (ii) severance pay equal to one year's Base Salary as
in effect at the time of termination.

                  (c) Upon termination of the Executive's employment under this Agreement pursuant to Section 6 due to the Executive's Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination (or such shorter period as may be required by applicable law), in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) below in the case of amounts due thereunder:

                           (i) the payments, if any, referred to in Section 8(a)
above, to the extent not covered by clause (ii) of this Section 8(c); and

                           (ii) the Base Salary through the end of the month in
which such termination occurs, payable during such period in such manner as the Base Salary is payable pursuant to Section 4.

                  (d) Upon termination of the Executive's employment under this Agreement pursuant to Section 6 due to the Executive's death, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination (or such shorter period as may be required by applicable law), in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) below in the case of amounts due thereunder:

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                           (i) the payments, if any, referred to in Section 8(a)
above, to the extent not covered by clause (ii) of this Section 8(d); and

                           (ii) the Base Salary through the end of that month in
which such termination occurs, payable during such period in such manner as the Base Salary is payable pursuant to Section 4.

                  (e) Except as otherwise specifically provided below, if the Executive's employment with the Company is terminated for any reason other than
(i) due to the Executive's death or disability pursuant to Section 6, or (ii) without "cause" pursuant to Section 7(b), neither the Company nor any of its affiliates will be obligated to pay the Executive a bonus with respect to the fiscal year in which the Executive's employment is so terminated or thereafter. If the Executive's employment is terminated without "cause" by the Company or with "cause" by the Executive, then in either of such events (i) the Executive shall be entitled to payment of a bonus which shall be equal to the last 12 months' bonus or bonuses received by the Executive that will be pro rated for the period of time the Executive is actually employed in the year of termination, which bonus will be paid by the Company to the Executive within 30 days of such termination, and (ii) the Executive shall be entitled to continue to receive benefits to which he would have been entitled during a 12-month period from the date of such termination, except as otherwise required by applicable law.

         9. Disclosure of Information.

                  (a) From and after the date hereof, the Executive shall not at any time use or disclose to any person or entity (other than any officer, director, employee, affiliate or representative of the Company or any of its subsidiaries), except as required in connection with the performance of the Executive's duties under and in compliance with this Agreement and as required by law or compelled by any judicial process, any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Executive make use of any Confidential Information for the Executive's own purposes or benefit or for the purpose or benefit of any person or entity except the Company or any subsidiary thereof.

                  (b) For purposes of this Agreement, "Confidential Information" means, subject to the proviso at the end of this sentence, all of the following information of the Company and its subsidiaries: (i) the Intellectual Property Rights (as hereinafter defined) of the Company and its subsidiaries, and (ii) all other information of a proprietary or confidential nature relating to the Company or any subsidiary thereof, or the business or assets of the Company or any such subsidiary, including, without limitation, books and records, agent, independent contractor, customer lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections; provided, however, that the following shall not be deemed to be confidential information: (A) any such information that is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof other than as a result of the Executive's breach or violation of this Section 9, (B) any such information that the Executive reasonably determines is necessary or desirable to disclose in the performance of his duties to the Company and its subsidiaries under this Agreement so long as the Executive uses reasonable efforts to obtain the agreement of the person to whom such disclosure is made to keep such information confidential, (C) any such information that the


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Executive receives from a third party who, to the Executive's knowledge, does not have any independent obligation to the Company or any of its subsidiaries to keep such information confidential, and (D) any such information that Executive possessed prior to his employment by the Company.

                  (c) As used herein, the term "Intellectual Property Rights" means all intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, proprietary artwork and designs, development tools, marketing materials, and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

         10. Noncompetition Covenant.

                  (a) The Executive acknowledges and recognizes that during the Employment Period the Executive will be privy to Confidential Information. The Executive further acknowledges and recognizes that the relationships with suppliers and customers of the Company that the Executive will maintain or develop during the Employment Period with the use and assistance of the Company and its properties and assets are of special and unique value to the Company and its affiliates and that the Company would find it extremely difficult to replace the Executive. Accordingly, in consideration of the premises contained herein and the consideration the Executive will receive hereunder and subject to the terms hereof, the Executive will not, at any time during the period commencing on the Commencement Date and ending on the first year's anniversary of the effective date of any termination of the Executive's employment with the Company and its subsidiaries, (A) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as a director, officer, employee, stockholder, shareholder, partner, member or other owner, affiliate or other participant in any Competing Business, (B) assist others in engaging in any Competing Business in any capacity or manner described in clause (A) above, (C) induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries or to engage in any Competing Business in any manner or capacity described in clause (A) above, or (D) induce any customer, agent or any other person or entity with whom or which the Company or any subsidiary or affiliate thereof has a business relationship, contractual or otherwise, to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement. The foregoing restriction shall not apply to the Executive's ownership of publicly traded securities which represent not more than 5% of the ownership interests of the issuer. Notwithstanding any language to the contrary elsewhere herein, this covenant will not take effect if the Company terminates the Executive without cause.

                  (b) The Executive understands that the foregoing restrictions may limit the Executive's ability to earn a livelihood in a business similar to the business of the Company or any subsidiary or affiliate thereof, but the Executive nevertheless believes that the Executive has received and will receive sufficient consideration and other benefits as an employee of the Company and under the terms of this Agreement to justify clearly such restrictions, which in any event (given the Executive's education, skills and ability) the Executive does not believe would prevent the Executive from earning a living.


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                  (c) As used herein, the term "Competing Business" shall mean any business conducted in any city or county in any state or province of the United States or Canada which is engaged in the distribution, brokering, exchange, or processing of food and non-food products to quick-service accounts, if such business or the services provided by it are competitive, directly or indirectly, with the business of the Company or any of its subsidiaries at any time during the Employment Period (or with respect to which there are fixed plans at the time of termination of the Employment Period for the engagement in such services by the Company or any of its subsidiaries). Anything contained in the immediately preceding sentence to the contrary notwithstanding, any entity which has separate divisions or business units, one or more of which are engaged in a business described above, will not be deemed a Competing Business with respect to those portions of such entity which are not engaged in a business described above so long as the Executive's association with any such separate divisions or business units (fully taking into account the Executive's functions and the nature of the Executive's work at such division or business unit) does not involve any Persons who, at the time of termination of the Executive's employment, are customers of the Company or any of its subsidiaries or relate in any material respect to that portion of such business which would be a Competing Business hereunder. Notwithstanding any other language to the contrary herein, a Competing Business will not include a system distributor (as defined customarily in the foodservice industry) unless the system distributor provides distribution services to independent quick-service accounts or quick-service accounts outside of its system.

                  (d) In the event a court of competent jurisdiction finds any provision of this Section 10 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the intention of the Executive to provide the Company with the broadest protection possible against harmful competition.

         11. Inventions Assignment. During the Employment Period, the Executive shall promptly disclose, and hereby grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company or any of its subsidiaries (collectively, the "Inventions") which the Executive may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection therewith, (a) the Executive shall, at the expense of the Company (including a reasonable payment based on the Executive's last per diem earnings with the Company) for the time involved if the Executive is not then in the Company's or any of its subsidiaries' employ, promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) the Executive shall render to the Company, at its expense (including a reasonable payment based on the Executive's last per diem earnings with the Company) for the time involved if the Executive is not then in the Company's or any of its subsidiaries' employ, such reasonable assistance as the Company may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company or any of its subsidiaries may be involved relating to the Inventions.


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         12. Assistance in Litigation. At the request and expense of the Company
(including a reasonable payment based on the Executive's last per diem earnings with the Company) for the time involved if the Executive is not then in the Company's or any of its subsidiaries' employ or receiving severance payments from the Company or any of its subsidiaries pursuant to Section 8(c)(ii)) and upon reasonable notice, the Executive shall, at all times during and for a period of five years after the Employment Period, furnish such information and assistance to the Company as it may reasonably require in connection with any issue, claim or litigation in which the Company or any of its subsidiaries may be involved (other than any such issue, claim or litigation with respect to which the Executive is a party adverse to the Company). During such period, the Executive shall provide such assistance at those times and places as may be reasonably requested by the Company and not unreasonably inconvenient to the Executive. The Executive shall not, pursuant to this Section 12 or Section 11 hereof, be required to provide such assistance under this Section 12 or Section 11 hereof for more than three consecutive days or for an aggregate of 15 days or more in any consecutive six-month period.

         13. Lump Sum Compensation. In the event of the occurrence of a "Triggering Event" where, following such Triggering Event, the Executive's services are terminated by the Company or the Executive or the Executive's duties, authority or responsibilities are substantially diminished, the Executive shall receive lump sum compensation equal to 2.9 times his annual salary and incentive or bonus payments, if any, as shall have been paid to the Executive during the Company's most recent 12-month period within 30 days of the Triggering Event.

         In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a Triggering Event, or in order to enforce the rights and obligations of the Company as provided in this Paragraph, the Company shall reimburse to the Executive all reasonable attorneys' fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company. However, such invoices may be redacted to preserve the attorney-client privilege, client confidentiality or work product.

         As used in this Agreement, the term "Triggering Event" shall be defined to include a (i) change in ownership in one or a series of transactions of 50% or more of the outstanding shares of the Company, (ii) merger, consolidation, reorganization or liquidation of the Company, or (iii) a change in control of the type that would be required to be reported in response to Item 6(e) of
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change of control shall be deemed to have occurred if (A) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or fiduciary holding securities under an employee benefit plan of the Company and other than a person who is a director of the Company on the date hereof, is or becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 30% or more of the Company's combined voting power of the Company's then outstanding securities,
(B) at any time following the execution of this Agreement, a majority of the Board of Directors is not comprised of (i) individuals who on the Agreement Date were members of the Board plus (ii) any new directors whose nomination for election by the Board or the Company's stockholders was approved by the vote of a majority of the directors then in office who either were directors or whose nomination was previously so approved.


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         Notwithstanding anything contained in this Agreement to the contrary, in the event that any payment (within the meaning of Section 280G(b)(2) of the Code), or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, interest and penalties collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount, such that after payment by the Executive of all such taxes (including any interest or penalties imposed with respect to such taxes) including any Excise Tax imposed upon the Gross-Up Payment, equal to the Excise Tax imposed upon the Payments; provided, that the Executive shall not be entitled to receive any additional payment relating to any interest or penalties attributable to any action or commission by the Executive in bad faith.

         An initial determination shall be made by an accounting firm mutually agreeable to the Company and the Executive and, if not agreed to within ten days after the date of termination, a national independent accounting firm selected by the Executive (the "Accounting Firm") as to whether a Gross- Up Payment is required pursuant to this Paragraph 13 and the amount of such Gross-Up Payment. To permit the Accounting Firm to make the initial determination, the Company shall furnish the Accounting Firm with all information reasonably required for such firm to complete such determination as soon as practicable after the date of termination, but in no event more than twenty-five (25) days thereafter. All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, reasonably acceptable both to the Company and the Executive within thirty (30) days of the date of termination, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). The Gross-Up Payment, if any, as determined pursuant to this Paragraph 13 shall be paid by the Company to the Executive within five (5) business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably satisfactory to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Any such initial determination by the Accounting Firm of the Gross-Up Payment shall be binding upon the Company and the Executive subject to the application of this Paragraph 13.

         As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Overpayment") or a Gross-Up Payment or a portion thereof which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) will be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment. An Overpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed (or shall be reduced) upon a Payment or Payments with respect to which the Executive

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had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when (i) in the case of an Overpayment, the Executive has received from the applicable government tax liability authority a refund of tax or other reduction in his tax liability imposed as a result of a Payment or, in the case of an Underpayment, the Executive receives notice from a competent governmental taxing authority that his tax liability imposed as a result of a Payment will be increased, and (ii) in the case of an Overpayment or an Underpayment, upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals have been taken and finally resolved or the time for all appeals has expired, or
(y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly pay to the Executive an additional Gross- Up Payment equal to the amount of the Underpayment plus an interest and penalties imposed on the Underpayment (other than interest and penalties attributable to any action or omission by the Executive in bad faith). If an Overpayment occurs, the amount of the Overpayment shall be treated as a loan by the Company to the Executive and Executive shall, within ten (10) business days of the occurrence of such overpayment, pay the Company the amount of the Overpayment, with interest computed in the same manner as for an Underpayment.

         Notwithstanding anything contained in this Agreement to the contrary, in the event it is determined that an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

         14. Provisions Concerning Acceleration of Option Vesting. Upon the occurrence of a Triggering Event, the vesting period of any options then held by the Executive shall not automatically be accelerated, but the Compensation Committee of the Board of Directors or the entire Board of Directors of the Company may in their discretion permit the acceleration of any vesting period applicable to options then held by the Executive. Any vesting periods applicable to options held by the Executive will automatically be accelerated if, after occurrence of a Triggering Event, the duties or responsibilities, working facilities or benefits provided to the Executive prior to the date of such Triggering Event are in any manner materially diminished. In the event the Company terminates this Agreement without "cause," the vesting periods for any options then held by the Executive shall be accelerated and the Executive shall be provided a two-year period in which to exercise such accelerated options.

         15. Entire Agreement, Amendment and Waiver. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreement between the Executive and the Company or any predecessor of the Company or any of their respective subsidiaries or affiliates. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

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         16. Notices. All notices or other communications pursuant to this
Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally- recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)      if to the Company, to:

                                    Glacier Corporation
                                    1050 17th Street, Suite 195
                                    Denver, Colorado 80265
                                    Telephone: (720) 946-0700
                                    Telecopier: (720) 946-0770

                                    with a copy to:

                                    Berliner Zisser Walter & Gallegos, P.C.
                                    1700 Lincoln Street, Suite 4700
                                    Denver, Colorado 80203-4547
                                    Attention: Robert W. Walter, Esq.
                                    Telephone: (303) 830-1700
                                    Telecopier: (303) 830-1705

                           (ii)     if to the Executive, to:

                                    Joseph A. Oblas
                                    8410 East Thunderhill
                                    Parker, Colorado   80134
                                    Telephone: (303) 805-1972

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, for delivery in the morning of the following day, on the business day following dispatch, and
(iv) in the case of mailing, on the third business day following deposit in the U.S. mail.

         17. Headings. The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

         18. Severability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic


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benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Remedies. Each of the parties hereto acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the non-breaching party irreparable harm. Each of the parties hereto further acknowledges that in the event of a breach of any of the covenants contained in paragraphs 9, 10, or 11, the non-breaching party shall be entitled to seek and obtain immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

         20. Representation. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject and (b) the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, or similar agreement with any other person or entity.

         21. Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

         22. Opportunity to Consult Counsel. The Executive acknowledges that this Agreement was prepared by counsel for the Company and that the Company and its counsel have recommended that the Executive consult with his individual counsel concerning the terms of this Agreement. The Executive acknowledges that the Company's counsel does not represent the Executive and has no obligation to the Executive, whether under this Agreement or otherwise.

         23. Authority. The officer executing this agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

         24. Benefits of Agreement, Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. The Executive may assign this Agreement. The Company may not assign this Agreement to any of its subsidiaries or a corporation formed for the purpose of changing the Company's domicile without the Executive's consent. Any other assignments by the Company shall require the Executive's prior written consent, which shall not be unreasonably withheld.


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         25. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         26. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         27. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

         IN WITNESS WHEREOF, each of the undersigned has executed this Executive Employment and Non-Competition Agreement as of the date first above written.

                                 GLACIER CORPORATION

Dated: ____________              By:__________________________________________
                                     Brian O'D. White, Chief Financial Officer


                                 EXECUTIVE

Dated: ____________              _____________________________________________
                                 Joseph A. Oblas



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